UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

ART’S-WAY MANUFACTURING CO., INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Trading Symbol(s)	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Art’s-Way Manufacturing Co., Inc. (the “Company”) with the Securities and Exchange Commission on April 16, 2019. The sole purpose of the Amendment is to disclose the decision by the Company’s Board of Directors regarding how frequently the Company will conduct future non-binding and advisory stockholder votes on the compensation of the Company’s named executive officers.

Item 5.07      Submission of Matters to a Vote of Security Holders.

As previously reported, on April 16, 2019, the Company held its 2019Annual Meeting of Stockholders (the “Annual Meeting”). In its Current Report on Form 8-K filed on April 16, 2019, the Company reported the results of voting at the Annual Meeting, including the recommendation by its stockholders, on a non-binding and advisory basis, of a one-year frequency for non-binding and advisory votes on the compensation of the Company’s named executive officers.

In light of these results and in accordance with its previous recommendation in the proxy statement for the Annual Meeting, the Company’s Board of Directors has determined that the Company will hold future non-binding and advisory stockholder votes on the compensation of the Company’s named executive officers every year until its next vote on the frequency of such stockholder advisory votes. The next advisory vote regarding the frequency of such stockholder advisory votes is required to occur no later than the Company’s 2025 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2019

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Gunnerson
Carrie L. Gunnerson
President, Chief Executive Officer and Interim Chief Financial Officer